Exhibit 5.1

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com

FIRM / AFFILIATE OFFICES
	Barcelona	Moscow
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
March 24, 2017	Chicago	Riyadh
	Dubai	Rome
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
ProPetro Holding Corp.	Milan

1706 S. Midkiff Road, Building B
Midland, Texas 79701

Re:          Registration Statement on Form S-8 with respect to 9,647,763 Shares of Common Stock, par value $0.001 per share

Ladies and Gentlemen:

We have acted as special counsel to ProPetro Holding Corp., a Delaware corporation (the “Company”), in connection with the issuance of up to 9,647,763 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), up to 5,800,000 of which may be issued pursuant to the ProPetro Holding Corp. 2017 Incentive Award Plan (the “2017 Incentive Award Plan”), and 3,847,763 shares of Common Stock that may be issued (together with the 5,800,000 shares issuable under the 2017 Incentive Award Plan, the “Shares”) upon the exercise of previously granted stock options that remain outstanding under the Stock Option Plan of ProPetro Holding Corp. (the “2013 Stock Option Plan,” and together with the 2017 Incentive Award Plan, the “Plans”). The Shares are included in a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus contained therein, other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel to the Company, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. We are opining herein only as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefore in the name or on behalf of the recipients, and have been issued by the Company against payment therefor in the circumstances contemplated by the applicable Plan, assuming in each case that the individual issuances, grants or awards under the Plans are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of law and the applicable Plan (and the agreements duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and such Shares will be validly issued, fully paid and non-assessable.  In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP